CONTACTS
From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	American Realty Capital Properties, Inc.
tony@defaziocommunications.com	bblock@arlcap.com
Ph: 484-532-7783	Ph: 212-415-6500

FOR IMMEDIATE RELEASE

AMERICAN REALTY CAPITAL PROPERTIES, INC.
ANNOUNCES FOURTH QUARTER 2011 RESULTS OF OPERATIONS

NEW YORK, NY, March 19, 2012 — American Realty Capital Properties, Inc., (“ARCP” or the “Company”) (NASDAQ: ARCP) today announced results of operations for the quarter ended December 31, 2011, which included total funds from operations ("FFO") of $78,000 or $0.01 per share and adjusted FFO (“AFFO”) of $1,491,000 or $0.23 per share.  Net loss from continuing operations attributable to common stockholders was $(1,117,000) or $(0.17) per share, inclusive of non-cash depreciation and amortization expense as well as one-time costs incurred for acquisition and transaction related activities.  A description and reconciliation of FFO per share and AFFO net loss per share is included in the financial tables accompanying this press release. On January 12, 2012, the Company’s Board of Directors authorized and the Company declared an annual dividend rate of $0.880 per share. Accordingly, on March 15, 2012, the Company paid a dividend of $0.0733 per share to stockholders of record at the close of business on March 8, 2012. In addition, on March 16, 2012, the Company’s Board of Directors authorized an annual dividend rate of $0.885 per share to accrue commencing May 9, 2012. Accordingly, on June 15, 2012, the Company will pay a dividend of $0.07375 per share to stockholders of record at the close of business on June 8, 2012.

Recent Highlights & Subsequent Events:

•	Generated revenues for the quarter ended December 31, 2011, of $2.6 million compared to $0.6 million in the previous quarter.

•	Completed a secondary offering of 1.6 million common shares for net proceeds of $15.1 million in November 2011, including shares issued under the over-allotment.

•	Closed acquisitions subsequent to our initial formation transactions of 29 properties aggregating 261,000 square feet for a total purchase price of approximately $26.2 million before closing costs, including two properties acquired in January 2012.

•	Increased the annual dividend rate by 0.6% to $0.88 per share, which commenced in March 2012. Announced a further increase in the annual dividend rate by an additional 0.6% to $0.885 per share commencing in June 2012.

•	Announced the pending acquisition of a 553,000 square foot John Deere distribution facility located in Davenport, Iowa for a base purchase price of $26.1 million which will represent approximately 17% of contractual rental income post closing. The capitalization rate (annualized rental income on a straight-line basis divided by base purchase price) was 8.8%.

“The fourth quarter saw the Company continue to develop momentum following our initial public offering in September,” noted Nicholas S. Schorsch, chairman and chief executive officer of ARCP. “We successfully raised another $15 million of equity capital which we promptly invested in a portfolio of high quality, single tenant properties net leased to corporate tenants all of whom carry strong credit ratings, further diversifying our tenant base and industry mix.”

Portfolio Update:

As of March 15, 2012, the Company owned 92 free-standing, single tenant commercial properties acquired for a purchase price of $148.4 million, containing 1.0 million square feet at a weighted average capitalization rate (annualized rental income on a straight-line basis divided by base purchase price) of 7.7%. The properties are net leased to seven credit tenants operating in six industry sectors located in 13 states. The following table summarizes the current portfolio highlights compared to the original portfolio as of the initial public offering (dollar amounts in thousands):

	September 6,	March 15,
	2011	2012
	(Formation)
No. of properties	63	92
Base purchase price (1)	$ 122,000	$ 148,000
Square feet	769,000	1,030,000
Annualized rental income (2)	$ 9,023	$ 11,432
No. of states	10	13
No. of tenants	3	7
Occupancy percentage (3)	100.0%	100.0%

(1) Original purchase price of properties contributed and contract purchase price for acquisitions subsequent to the formation transactions, excluding acquisition and transaction related costs
(2) Presented on a straight-line basis.
(3) Operating portfolio only, excluding two properties classified as held-for-sale.

“We are pleased with the execution of our acquisition strategy,” commented Brian S. Block, executive vice president and chief financial officer of ARCP. “The attractive buying opportunity that exists in today’s market allows us to continue to construct a well-diversified portion in the early stages of our operations. With the completion of the pending John Deere distribution facility next month, we add another strong credit to our existing list of high credit quality tenants.”

2012 Estimates:

The Company closed on its initial public offering in September 2011. Following the formation transactions, additional properties were acquired and financed during the fourth quarter as previously contemplated. The following 2012 estimates are being provided in order to clarify the anticipated operating performance of the current portfolio on stabilized pro forma basis. The estimates do not include the impact of raising additional equity capital from the issuance of common shares and the corresponding acquisitions which would result from such issuance.

The Company estimates that 2012 AFFO should range from $0.94 to $0.96 per share. The AFFO estimates for 2012 are based on adding back items to FFO (calculated in accordance with NAREIT’s definition) and adding back certain non-cash expenses that reduce net income.

Investor Conference Call:

The Company will hold a conference call at 3:00pm ET, March 26, 2012 to discuss operating results for the quarter.  Nicholas S. Schorsch, chairman and chief executive officer, and Brian S. Block, executive vice president and chief financial officer, will host the call. Interested parties can listen to the earnings conference call by dialing 1-877-317-6789 (domestic), 1-412-317-6789 (international), or 1-866-605-3852 (Canada) and using conference code 10006866.  A replay of the earnings conference call will be available by telephone through April 26, 2012 at 1-877-344-7529 (domestic), or 1-412-317-0088 (international) using conference code 10006866.

American Realty Capital Properties, Inc. is a publicly-traded Maryland corporation listed on The NASDAQ Capital Market that intends to qualify as a real estate investment trust focused on owning and acquiring single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about the Company can be found on the Company’s website at www.americanrealtycapitalproperties.com.

Note:  This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as  “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected.  Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors.  The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the registration statement on Form S-11 (File No. 333-176952), for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	December 31,
	2011	2010
ASSETS
Real estate investments, at cost:
Land	$18,489	$—
Buildings, fixtures and improvements	107,340	—
Acquired intangible lease assets	11,044	—
Total real estate investments, at cost	136,873	—
Less: accumulated depreciation and amortization	(14,841)	—
Total real estate investments, net	122,032	—
Cash and cash equivalents	3,148	—
Prepaid expenses and other assets	1,798	—
Deferred costs, net	2,785	279
Assets held for sale, net	1,818	—
Total assets	$131,581	$279

LIABILITIES AND EQUITY
Mortgage notes payable	$30,260	$—
Senior secured revolving credit facility	42,407	—
Accounts payable and accrued expenses	858	279
Deferred rent	724	—
Total liabilities	74,249	279

Common stock, $0.01 par value, 240,000,000 and 10,000 shares authorized, 7,323,434 and 1,000 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	73	—
Additional paid-in capital	57,582	—
Accumulated deficit	(4,025)	—
Total stockholders’ equity	53,630	—
Non-controlling interest	3,702	—
Total equity	57,332	—
Total liabilities and equity	$131,581	$279

AMERICAN REALTY CAPITAL PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Quarter Ended December 31, 2011	Year Ended December 31, 2011
Revenues:
Rental income	$2,446	$3,022
Operating expense reimbursements	153	153
Total revenues	2,599	3,175

Operating expenses:
Acquisition and transaction related	1,271	1,875
Property operating	153	153
General and administrative	340	440
Depreciation and amortization	1,249	1,612
Total operating expenses	3,013	4,080
Operating loss	(414)	(905)
Other income (expenses):
Interest expense	(739)	(924)
Other income	1	1
Total other expenses	(738)	(923)
Loss from continuing operations	(1,152)	(1,828)
Net loss from continuing operations attributable to non-controlling interest	35	69
Net loss from continuing operations attributable to stockholders	(1,117)	(1,759)

Discontinued operations:
Loss from operations of held for sale properties	(29)	(37)
Loss on held for sale properties	(815)	(815)
Loss from discontinued operations	(844)	(852)
Loss from discontinued operations attributable to non-controlling interest	36	36
Loss from discontinued operations attributable to stockholders	(808)	(816)

Net loss	(1,996)	(2,680)
Net loss attributable to non-controlling interest	71	105
Net loss attributable to stockholders	$(1,925)	$(2,575)

Basic and diluted net loss per share from continuing operations attributable to stockholders	$(0.17)	$(0.86)
Basic and diluted net loss per share attributable to stockholders	$(0.29)	$(1.26)

Funds From Operations

We consider funds from operations (“FFO”) and adjusted FFO, as adjusted to exclude acquisition-related fees and expenses “(AFFO”), useful indicators of the performance of a real estate investment trust (“REIT”). Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with generally accepted accounting principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

Additionally, we believe that AFFO, by excluding acquisition-related fees and expenses, provides information consistent with management's analysis of the operating performance of the properties. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies, including exchange-traded and non-traded REITs.

As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO and AFFO are non-GAAP financial measures and do not represent net income as defined by GAAP. FFO and AFFO do not represent cash flows from operations as defined by GAAP, are not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as alternatives to net income, as determined in accordance with GAAP, for purposes of evaluating our operating performance. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts, or NAREIT, definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

The below table reflects the items deducted or added to net loss in the calculation of FFO and AFFO for the three months ended September 30, 2011 and December 31, 2011. The Company did not acquire any investmen property prior to the third quarter of 2011. Accordingly, the Company does not present FFO or AFFO for prior periods.

Reconciliation from Net Loss and Net Loss per Share to FFO, FFO per Share, AFFO and AFFO per Share

(In thousands, except for Share and Per Share data)

	Three Months Ended September 30, 2011	Three Months Ended December 31, 2011
Net loss attributable to stockholders	$ (634)	$ (1,925)
Plus: Loss from discontinued operations, net of the portion attributable to noncontrolling interest holders	8	808
Plus: Depreciation and amortization, net of the portion attributable to noncontrolling interest holders	343	1,195
FFO attributable to common stockholders	$ (283)	$ 78
Plus: Acquisition and transaction related expenses, net of the portion attributable to noncontrolling interest holders	570	1,231
Plus: Non-cash equity compensation expense	—	182
AFFO attributable to common stockholders	$ 287	$ 1,491

Weighted average shares outstanding	1,515,710	6,596,908
Weighted average shares outstanding – diluted (1)	1,647,884	7,083,308

FFO per share	$ (0.19)	$ 0.01
FFO per share – diluted (1)	$ (0.19)	$ 0.01
AFFO per share	$ 0.19	$ 0.23
AFFO per share – diluted (1)	$ 0.17	$ 0.21

(1)	Includes the effect of restricted shares of common stock of 176,400 shares and 310,000 OP units which are convertible to common stock as if they were outstanding shares of common stock from the time they were issued unless the effect of the convertible securities was anti-dilutive.